Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-156112) of Golden State Water Company of our report dated March 11, 2011 relating to the financial statements of Golden State Water Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 11, 2011